AMENDMENT
                                       TO
                        ADMINISTRATIVE SERVICES AGREEMENT

      WHEREAS, AETNA VARIABLE PORTFOLIOS, INC., a Maryland corporation, on behalf of each of its portfolios, Aetna Index Plus Large Cap VP, Aetna Small Company VP, Aetna Growth VP, Aetna Value Opportunity VP, Aetna High Yield VP, Aetna Index Plus Bond VP, Aetna Index Plus Mid Cap VP, Index Plus Small Cap VP, Aetna International VP and Aetna Real Estate Securities VP (each a "Portfolio"), has entered into an Administrative Services Agreement (the "Agreement") with AELTUS INVESTMENT MANAGEMENT, INC., a Connecticut corporation (the "Administrator"), effective January 1, 1999;

      NOW THEREFORE, it is agreed as follows:

      The fee waiver provision in Section VII of the Agreement is amended as follows:

      Notwithstanding the above, the Administrator may waive a portion or all of the fees it is entitled to receive. Through December 31, 2000, the Administrator has agreed to waive fees so that the total annual operating expenses (excluding distribution fees) do not exceed the percentage of the average daily net assets outlined below for each Portfolio:

                          Aetna Index Plus Large Cap VP       0.55%
                          Aetna Small Company VP              0.95%
                          Aetna Growth VP                     0.80%
                          Aetna Value Opportunity VP          0.80%
                          Aetna High Yield VP                 0.80%
                          Aetna Index Plus Bond VP            0.45%
                          Aetna Index Plus Mid Cap VP         0.60%
                          Aetna Index Plus Small Cap VP       0.60%
                          Aetna International VP              1.15%
                          Aetna Real Estate Securities VP     0.95%

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective officers as of the 30th day of December, 1999.

                                                 AELTUS INVESTMENT
                                                 MANAGEMENT, INC.


Attest:     /s/ Daniel E. Burton                  By:    /s/ Amy R. Doberman
            ----------------------------                ------------------------

Name:       Daniel E. Burton                      Name:    Amy R. Doberman
            ----------------------------                   ---------------------
Title:    Assistant Secretary                     Title:  Vice President
          ------------------------------                  ----------------------

                                             AETNA VARIABLE PORTFOLIOS, INC.
                                             on behalf of its Portfolios,
                                                 Aetna Index Plus Large Cap VP
                                                 Aetna Small Company VP
                                                 Aetna Growth VP
                                                 Aetna Value Opportunity VP
                                                 Aetna High Yield VP
                                                 Aetna Index Plus Bond VP
                                                 Aetna Index Plus Mid Cap VP
                                                 Aetna Index Plus Small Cap VP
                                                 Aetna International VP
                                                 Aetna Real Estate Securities VP


Attest:     /s/ Michael Gioffre                   By:    /s/ J. Scott Fox
            ----------------------------                ------------------------

Name:       Michael Gioffre                       Name:    J. Scott Fox
            ----------------------------                   ---------------------
Title:    Assistant Secretary                     Title:  President
          ------------------------------                  ----------------------


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